Exhibit 10.12

CEER Automobile Manufacturing Plant Project

Lease Contract on Truck Crane and Other Machinery

(second Bidding Section)

Contract No.: QT-GAQ2023046-15

Leasee: Metallurgical Corporation of China Ltd. Saudi Branch.

(hereinafter referred to as Party A)

Lessor: Company EICH EL-NASS For logistics

(hereinafter referred to as Party B)

This contract is based on the principles of equality, voluntariness, fairness and integrity, in order to clarify the rights and obligations of both parties, the two sides, by consensus, signed this contract, with a view to mutual faithful execution.

Article 1 Content of Leasing Machinery and Equipment.

The specification, number and lease period of the truck crane, truck with crane and forklift are tentative, and final result shall be in line with the actual needs of Party B. Please see Annex 1 Bill of Quantities of the Contract for details. Party B guarantees that it is in possession of the above machinery and equipment, otherwise Party B shall compensate Party A for the losses caused.

Article 2 Place of Use, Project Name and Work Content

Location: Jeddah, Saudi Arabia

Project Name: CEER Automotive Manufacturing Plant Project

Work content: according to Party A’s instructions and requirements to cooperate with this project to finish the assembly, installation, hang and transportation of members(construction material including assembly moulding bed, supporting moulding bed) and accessories. The concrete content includes but is not limited to lease, mobilization and demobilization, commissioning, qualified inspection, hand-over to Party A for normal use, repair and maintenance, etc.

Article 3 Leasing Period

No.	Name of the machinery equipment	Unit	Quantity (tentative)	Leasing Period(to be decided)
				Scheduled start time	end time
1	50-ton or 55-tons truck crane	set	16	2024/11/10	2025/3/10
2	50-ton or 55-ton truck crane	set	21	2024/11/25	2025/3/24
3	25-ton truck crane	set	4	2024/11/10	2025/3/10
4	10 tons lorry crane	set	1	2024/11/10	2025/3/10
5	5 tons forklift	set	4	2024/11/10	2025/3/10
6	5 tons forklift	set	4	2024/11/10	2025/3/10
7	5 tons forklift	set	3	2024/11/10	2025/3/10

The above lease time is tentative, the start date of the leasing shall be subject to the date of the mechanical equipment qualified by commissioning and confirmed in writing by the representative of Party A. The end time shall be subject to the demobilization date stated in written notice or email from Party A’s representative to Party B.

Party A shall notify Party B 7 days in advance of any increase in machinery and equipment before mobilization or during construction;

If the lease term expires and Party A continues to use the machinery and equipment, Party A shall notify Party B 7 days in advance that the original lease contract shall remain in force and the lease term shall be subject to the actual time of use.

Party A shall notify Party B 7 days in advance of the end time of the machinery lease. The end time shall be subject to the date of demobilization stated in written notice or email from Party A’s representative. Party B shall, within 7 days upon receiving Party A’s notice, process demobilization procedures and organize the demobilization of machinery, equipment and operators.

Article 4 Methods of Valuation, Rules for Calculation of Work, Rent Payment and Settlement Basis

1.	Method of valuation: the rental of machinery and equipment in the scope of the Contract shall be rented monthly

1.1	The fuel fee incurred in the use of equipment should be the responsibility of Party A.

In case of national tax rate policy adjustment, the rental price shall be adjusted according to the compliant VAT invoice tax rate actually provided by Party B, based on the non-tax value of this Contract.

2.	Calculation method of bill of quantities:

2.1	When machinery and equipment are used on a monthly basis, rental fee should be calculated on a month (30 days) basis. Will be account full month excluded breakdown . When leasing period is less than a month, rental fee equals to the monthly rental fee divided by 30 days and multiplied by the actual number of days of use. The minimum working hour is recorded as 10 hours per day(excluding commuting hours on commuting roads), if there is overtime, the overtime fee will be calculated, and the overtime fee will be calculated as the monthly rent divided by 30 days, then divided by 10 hours, multiplied by the actual overtime hours (less than 1 hour of overtime is calculated as 1 hour). Forklifts used for more than 20 hours per day are counted as 20 hours.

2.2	payment: Rent is accounted for on a monthly basis. Party B shall declare the monthly settlement to Party A prior to the fifth natural day of the following month. After Party A approves it, Party B will issue a full invoice to Party A within 2 days. After receiving the full amount of true and valid invoice from Party B, Party A will pay Party B 100% of the monthly rent which has been confirmed by Party A before the 30th day of the following month. If Party B delays invoicing, Party A has the right to delay payment. If the payment is delayed due to Party A, Party B has the right to suspend the work and not resume work until Party A makes the payment. When the all mechanical equipment is demobilized, both Parties shall complete the settlement, and after Party B has provided the full invoice, Party A shall pay 100% of the settlement amount within one month of receipt of Party B’s lawfully valid invoice. Settlement payment shall be paid by Saudi Arabian Rial(SAR) by E-bank or telegraphic transfer; Incase of delay payment as per contract and agreement Party B have all rights for stop equipment working with running time sheet till get payment. Without bearing the slightest responsibility

3.	The payee designated by Party B under this Contract i Xu Bin, Tel: 18523047620 (966 5392676632) ; with ID card number 510228198112113338 (the copy of ID card shall be kept in the financial department of Party A for record after inspection of the original ID card by Party A’s project management and finance department).

4.	The Contract price (including 15% VAT) is tentatively set as SAR 9613540 in words. The Contract price exclusive of VAT is SAR 8359600 in word. VAT is tentatively set as SAR 1253940 in words.

5.	The mobilization and demobilization of machinery is the responsibility of Party B, and relevant fee includes transportation, on-site assembly, Party B shall be responsible for repair and maintenance during construction and use, etc. after the machinery has been commissioned, qualified and handed over to Party A for normal use. Related expenses have been included in the comprehensive unit price of the Contract list.

6.	The maintenance cost of the machinery during the construction period shall be borne by Party B.

Article 5 Place of delivery and acceptance of machinery and equipment

1.	Delivery of machinery and equipment: CEER Automotive Manufacturing Plant in Jeddah, Saudi Arabia

2.	Delivery time: according to time of written confirmation of Party A’s representative after the qualified commissioning of machinery equipment with conditions of use.

3.	Party A’s representative: Name Chen Jian , Position: Project Manager

Article 6 Mobilization, Use, Repair and Maintenance of Machinery and Equipment

1.	Mobilization and demobilization of equipment: Party B shall be responsible for transporting the equipment to the site where Party A uses the equipment, and Party A shall be responsible for providing the necessary site conditions for the mobilization and demobilization of the machinery and equipment. All work such as unloading, assembly and disassembly of machinery and equipment shall be the responsibility of Party B .

2.	Party B shall add any additional operators according to the requirements of Party A to meet the construction requirements of the site during night construction or machinery shift (two-shift) in construction peak. Party A shall be responsible for board and lodging of management and operator dispatched by Party B to site, including meals, accommodation, bed, bedding and quilts, as well as normal commuting from the accommodation place to the construction site,

3.	The fuel required for the equipment during the lease period shall be provided by Party A at its expense.

4.	During the use of the equipment, Party A may, in accordance with the specific circumstances of the construction process, put forward a request for suspension of use (such as statutory holidays, stop work during the interval of construction, winter shutdown, shutdown during rainy season or typhoon, etc., in the form of written notice or contact letter), and the lease fees during the suspension process shall be further negotiated by both Parties.

5.	During the lease period, Party B shall be responsible for the daily repair and maintenance of the equipment to keep the equipment in good condition,

7.	Party B shall provide the machinery and equipment to Party A in accordance with the Contract, and provide the production manufacturers’ production licenses, name, product certificates, safety inspection (annual inspection) reports, insurance, and technical condition sheets and other information documents in accordance with the provisions of the law and regulations. The machinery and equipment provided by Party B to Party A shall meet the national engineering quality evaluation standards of the engineering location and comply with the current relevant specifications and requirements of Party A and the Employer, and shall meet the third-party certification entity’ s TUV certification; The age of machinery and equipment shall be equal to or less than 5 years; The random operator provided by Party B shall be free of criminal records, be of physical health, be in possession of appropriate identification documents, health examination certificates, driving licenses ,third-party certificates (such as special professional equipment operating certificates, qualification certificates), personnel insurance certificates and other supporting documents.

Article 7 Rights and Obligations of the Parties

1.	Party A’s Rights and Obligations

(1)	Party A shall provide Party B with assistance and facilities for the mobilization and demobilization of machinery and equipment and other maintenance operations.

(2)	Party A shall conduct safety and technical education to Party B’s operators prior to construction.

(3)	Party A shall be responsible for paying the lease fee as agreed in the Contract.

(4)	Party A provide good accommodations suitable for operators and Management and technicians team with full food and commuter services .

(5)	party A Should send time sheet of equipment to party B before 5th new month.

(6)	Party A shall observe the safety rules and shall be fully responsible for any damage or accidents caused by Party A.

2.	Party B’s Rights and Obligations

(1)	Party B shall provide the machinery and equipment to Party A in accordance with the Contract, with third party certificate (TUV, INSURRANCE AND REGISTRATION)

(2)	Party B shall provide Party A with the, safety requirements, operational and maintenance precautions and other necessary technical information or technical instructions for the rental of machinery and equipment.

(3)	In the event of malfunction of the leased machinery and equipment due to default, Party B shall arrive at the site for fixing.

(5)	Party B shall perform normal maintenance of the machinery and equipment within the clearance time of Party A’s non-lifting operation.

(6)	Party B shall, according to request of Party A, the Employer, the Project Manager, the Contractor and third parties, provide mechanical and equipment information (including but not limited to the equipment model, type number, registration expiration date, manufacturer name, name of third-party equipment certification authority and certificate number, certificate’s expiration date) and operator’s information (identification information, driving licenses, third-party certificates), and ensure that the corresponding certificate is complete.

(7)	The construction shall be carried out in strict accordance with the safe operation code. Party B and Party A shall have the right to prevent each other from operating in violation of the rules and regulations and command, and insist on the implementation of the ten forbidden situations of lifting machinery. The safety management of the site shall be the responsibility of Party A.

(8)	Party B shall cooperate with Party A in the record-keeping work if the site.

(9)	Party B shall appoint a contact officer (name, contact number) Xu Bin, Tel: 18523047620 (966 5392676632) responsible for receiving Party A’s notifications and the signature confirmation of the contact form, etc. Party B shall arrange on-site management team in order to solve management, organizational coordination, services and other works of the project in the process of machinery equipment leasing.

(10)	Party B shall be responsible for any loss of machinery caused by the operating errors of the his crew.

Article 8 Security Duties:

1.	The construction shall be carried out in strict accordance with the “Safety Code of Practice”, Party A and Party B have the right to prevent each other’s unauthorized operation, unauthorized command, in strict accordance with the provisions of Annex 2 lifting operations. Party A should be equipped with qualified lifting commanders, site safety management is Party A’s responsibility.

2.	Party A shall be liable for any accident caused by Party A’s failure to declare the ground and underground facilities on the construction site.

3.	Before hoisting, Party A shall inform Party B the real situation. The responsibility and loss of Party A shall be the responsibility of Party A for the accident caused by Party A’s mismanagement or failure to implement the security measures. performance.

Article 9 Dispute Resolution

1.	The application and interpretation of this contract is in accordance with the laws and regulations of China.

2.	Matters not covered in this contract shall be resolved by consensus between the parties to this contract. In case of failure to settle by consensus, any dispute or controversy arising under this contract shall be submitted to the Beijing Arbitration Commission for arbitration settlement.

3.	In case of conflict between the Chinese and English translations of the contents of this contract, the Chinese contents shall prevail.

Article 10 Other contractual matters.

1.	This contract shall enter into force after both parties have signed or sealed it, and any unresolved issues shall be resolved through friendly negotiation between the two parties and supplementary agreements may be signed separately.

Article 11. Entry into Force and Number of Copies

1.	All attachments to this Contract are an integral part of this Contract and have the same legal effect as this Contract.

2.	This contract is in 5 duplicates, with Party A holding 3 copy(s) and Party B holding 2 copy(s). The Contract shall come into force upon being signed and sealed by both Parties. This Contract shall become invalid after all project payment is paid.

3.	If the contract is not completed, the Parties shall negotiate and resolve the matter.

Party A: Metallurgical Corporation of China Ltd Saudi Branch.

Party B: Company EICH EL-NASS For logistics

Party A’s legal representative or entrusted legal person:

Party B’s legal representative or entrusted legal person:

Bank information: Saudi Awwal Bank

Account No.: [*]

Operator:

Annex 1

BOQ of the Contract

Item Name	Item Characteristics	Tentative Mechanical Quantity(units)	Tentative Mechanical Quantity(units)	Units of measurement	Provisiona l estimate of Quantity	VAT not included Consolidated unit price(SAR)	VAT rate	Combined price (SAR) VAT included	Combined price (SAR) VAT not included	Remarks

1	50 tons truck crane	Entry and Exit	1. Mobilization and demobilization fees include rental fees, fuel and power costs, road and bridge tolls, and random operator fees,etc; 2. Monthly use fee of non-consecutive shift includes rental fee, 1 random operator fee, insurance fee, annual inspection fee, etc., excluding fuel and power costs. For details, please refer to the offer description and bidding documents. 3. The boom of 50 tonnes truck crane have sections more than or equaling to 5.	1	Set * Times	1	4000	15%	4600	4000
		Non-consecutive shifts, monthly use			Set * Months	4	28200	15%	129720	112800

Item Name	Item Characteristics	Tentative Mechanical Quantity(units)	Tentative Mechanical Quantity(units)	Units of measurement	Provisiona l estimate of Quantity	VAT not included Consolidated unit price(SAR)	VAT rate	Combined price (SAR) VAT included	Combined price (SAR) VAT not included	Remarks
2	50 tons truck crane	Entry and Exit	1. Mobilization and demobilization fees include rental fees, fuel and power costs, road and bridge tolls, and random operator fees,etc; 2. Monthly use fee of consecutive shift (two-shift) includes rental fee, 2 random operators’ fee, insurance fee, annual inspection fee, etc., excluding fuel and power costs.For details, please refer to the offer description and bidding documents. 3. The boom of 50 tonnes truck crane have sections more than or equaling to 5.	15	Set * Times	15	4000	15%	69000	60000
		Continuous shifts (two shifts) with monthly usage			Set * Months	60	48960	15%	3378240	2937600

Item Name	Item Characteristics	Tentative Mechanical Quantity(units)	Tentative Mechanical Quantity(units)	Units of measurement	Provisiona l estimate of Quantity	VAT not included Consolidated unit price(SAR)	VAT rate	Combined price (SAR) VAT included	Combined price (SAR) VAT not included	Remarks
3	55 tons truck crane	Entry and Exit	1. Mobilization and demobilization fees include rental fees, fuel and power costs, road and bridge tolls, and random operator fees,etc; 2. Monthly use fee of non-consecutive shift includes rental fee, 1 random operator fee, insurance fee, annual inspection fee, etc., excluding fuel and power costs. For details, please refer to the offer description and bidding documents. 3. The boom of 55 tonnes truck crane have sections more than or equaling to 5.	1	Set * Times	1	4000	15%	4600	4000
		Non-consecutive shifts, monthly use			Set * Months	4	28200	15%	129720	112800

Item Name	Item Characteristics	Tentative Mechanical Quantity(units)	Tentative Mechanical Quantity(units)	Units of measurement	Provisiona l estimate of Quantity	VAT not included Consolidated unit price(SAR)	VAT rate	Combined price (SAR) VAT included	Combined price (SAR) VAT not included	Remarks
4	55 tons truck crane	Entry and Exit	1. Mobilization and demobilization fees include rental fees, fuel and power costs, road and bridge tolls, and random operator fees,etc; 2. Monthly use fee of consecutive shift (two-shift) includes rental fee, 2 random operators’ fee, insurance fee, annual inspection fee, etc., excluding fuel and power costs.For details, please refer to the offer description and bidding documents. 3. The boom of 55 tonnes truck crane have sections more than or equaling to 5.	20	Set * Times	20	4000	15%	92000	80000
		Continuous shifts (two shifts) with monthly usage			Set * Months	80	48960	15%	4504320	3916800

Item Name	Item Characteristics	Tentative Mechanical Quantity(units)	Tentative Mechanical Quantity(units)	Units of measurement	Provisiona l estimate of Quantity	VAT not included Consolidated unit price(SAR)	VAT rate	Combined price (SAR) VAT included	Combined price (SAR) VAT not included	Remarks
5	25 tons truck crane	Entry and Exit	1. Mobilization and demobilization fees include rental fees, fuel and power costs, road and bridge tolls, and random operator fees,etc; 2. Monthly use fee of non-consecutive shift includes rental fee, 1 random operator fee, insurance fee, annual inspection fee, etc., excluding fuel and power costs. For details, please refer to the offer description and bidding documents. 3. The boom of 25 tonnes truck crane have sections more than or equaling to 4.	2	Set * Times	2	4000	15%	9200	8000
		Non-consecutive shifts, monthly use			Set * Months	8	20000	15%	184000	160000

Item Name	Item Characteristics	Tentative Mechanical Quantity(units)	Tentative Mechanical Quantity(units)	Units of measurement	Provisiona l estimate of Quantity	VAT not included Consolidated unit price(SAR)	VAT rate	Combined price (SAR) VAT included	Combined price (SAR) VAT not included	Remarks
6	25 tons truck crane	Entry and Exit	1. Mobilization and demobilization fees include rental fees, fuel and power costs, road and bridge tolls, and random operator fees,etc; 2. Monthly use fee of consecutive shift (two-shift) includes rental fee, 2 random operators’ fee, insurance fee, annual inspection fee, etc., excluding fuel and power costs.For details, please refer to the offer description and bidding documents. 3. The boom of 25 tonnes truck crane have sections more than or equaling to 4.	2	Set * Times	2	4000	15%	9200	8000
		Continuous shifts (two shifts) with monthly usage			Set * Months	8	33000	15%	303600	264000

Item Name	Item Characteristics	Tentative Mechanical Quantity(units)	Tentative Mechanical Quantity(units)	Units of measurement	Provisiona l estimate of Quantity	VAT not included Consolidated unit price(SAR)	VAT rate	Combined price (SAR) VAT included	Combined price (SAR) VAT not included	Remarks
7	10 tons lorry crane	Entry and Exit	1. Mobilization and demobilization fees include rental fees, fuel and power costs, road and bridge tolls, and random operator fees,etc; 2. Monthly use fee of consecutive shift (two-shift) includes rental fee, 2 random operators’ fee, insurance fee, annual inspection fee, etc., excluding fuel and power costs.For details, please refer to the offer description and bidding documents.	1	Set * Times	1	4000	15%	4600	4000
		Continuous shifts (two shifts) with monthly usage			Set * Months	4	34000	15%	156400	136000

Item Name	Item Characteristics	Tentative Mechanical Quantity(units)	Tentative Mechanical Quantity(units)	Units of measurement	Provisiona l estimate of Quantity	VAT not included Consolidated unit price(SAR)	VAT rate	Combined price (SAR) VAT included	Combined price (SAR) VAT not included	Remarks
8	5 tons forklift	Entry and Exit	1.Mobilization and demobilization fees include rental fees, fuel and power costs, road and bridge tolls, and random operator fees,etc; 2.No operator included,meet the requirements of the tenderee, please refer to the offer description and bidding documents. 3.Monthly usage costs include rental, insurance of equipment, excluding fuel and power costs.	1	Set * Times	1	2000	15%	2300	2000
		Forklifts require solid tyres., chartered for monthly			Set * Months	4	8600	15%	39560	34400

Item Name	Item Characteristics	Tentative Mechanical Quantity(units)	Tentative Mechanical Quantity(units)	Units of measurement	Provisiona l estimate of Quantity	VAT not included Consolidated unit price(SAR)	VAT rate	Combined price (SAR) VAT included	Combined price (SAR) VAT not included	Remarks
9	7 tons forklift	Entry and Exit	1.Mobilization and demobilization fees include rental fees, fuel and power costs, road and bridge tolls, and random operator fees,etc; 2.No operator included,meet the requirements of the tenderee, please refer to the offer description and bidding documents. 3.Monthly usage costs include rental, insurance of equipment, excluding fuel and power costs.	4	Set * Times	4	4000	15%	18400	16000
		Forklifts require solid tyres., chartered for monthly			Set * Months	16	15000	15%	276000	240000

Item Name	Item Characteristics	Tentative Mechanical Quantity(units)	Tentative Mechanical Quantity(units)	Units of measurement	Provisiona l estimate of Quantity	VAT not included Consolidated unit price(SAR)	VAT rate	Combined price (SAR) VAT included	Combined price (SAR) VAT not included	Remarks
10	10 tons forklift	Entry and Exit	1.Mobilization and demobilization fees include rental fees, fuel and power costs, road and bridge tolls, and random operator fees,etc; 2.No operator included,meet the requirements of the tenderee, please refer to the offer description and bidding documents. 3.Monthly usage costs include rental, insurance of equipment, excluding fuel and power costs.	3	Set * Times	3	4000	15%	13800	12000
		Forklifts require solid tyres., chartered for monthly			Set * Months	12	20600	15%	284280	247200
		Subtotal		50.00		250.00		9613540	8359600

Annex 2

Ten Rules for Lifting and Hoisting

1.	Not lifting with unclear or disorganized command signals;

2.	Not lifting with overload;

3.	Not lifting when the workpiece is not securely fastened;

4.	Not lifting with someone underneath the lifting object;

5.	Not lifting when safety devices do not work.

6.	Not lifting when workpieces are buried under the ground;

7.	Not lifting when the lights are too dim.

8.	Not lifting when workpieces are pulled obliquely.

9.	Not lifting when there is no treatment measures for angular objects

10.	Not lifting when hanging objects are too heavy.

Clarification of Contract List:

1.	Party B is required to review in detail all the bidding documents, including the modification documents and relevant annexes; it is required to be fully aware of the need to waive the right to raise ambiguities or misunderstandings.

2.	Party B should guarantee to complete the work content according to the work schedule, quality and safety requirements specified in the bidding documents.

3.	The specification model, quantity and rental time of the above machinery equipment are tentative, not as the basis for final settlement; the machinery equipment will be provided according to the actual demand of the Party A in the end and the settlement will be made based on the quantities audited and confirmed by Party A.

4.	When machinery and equipment are used on a monthly basis, rental fee should be calculated on a month (30 days) basis. Will be account full month excluded breakdown . When leasing period is less than a month, rental fee equals to the monthly rental fee divided by 30 days and multiplied by the actual number of days of use. The minimum working hour is recorded as 10 hours per day, if there is overtime, the overtime fee will be calculated, and the overtime fee will be calculated as the monthly rent divided by 30 days, then divided by 10 hours(excluding commuting hours on commuting roads), multiplied by the actual overtime hours (less than 1 hour of overtime is calculated as 1 hour). Forklifts used for more than 20 hours per day are counted as 20 hours.

5.	The times of mobilization and demobilization, monthly usage time, daily use time of each machinery equipment must be signed by both parties, otherwise it shall be invalid. Without the consent of Party A, the mobilized monthly rented machinery and equipment shall not be demobilized except for situation with Party A’s demobilization notice. The rental fee of the machinery equipment shall not be calculated when Party B fails to execute the demobilization timely after receiving the demobilization notice from Party A.

6.	Party B shall provide the machinery and equipment to Party A in accordance with the Contract, and provide the production manufacturers’ name, production licenses, product certificates, safety inspection (annual inspection) reports, insurance, and technical condition sheets and other information documents in accordance with the provisions of the law and regulations. The machinery and equipment provided by Party B to Party A shall meet the national engineering quality evaluation standards of the engineering location and comply with the current relevant specifications and requirements of Party A and the Employer, and shall meet the third-party certification entity’s TUV certification; The age of machinery and equipment shall be equal to or less than 5 years; The random operator provided by Party B shall be free of criminal records, be of physical health, be in possession of appropriate identification documents, health examination certificates, driving licenses, third-party certificates (such as special equipment operating certificates, professional qualification certificates), personnel insurance certificates and other supporting documents.

7.	Random operator’s food and accommodation (including meals, housing, beds, bedding, quilts), normal commuting between the camp and the construction site, and water and electricity expenses for living are the responsibility of Party A. Random operator’s living materials (including, but not limited to, daily necessities, laundry supplies, bedding exclusive of those supplied by Party A), charging plugs and sockets, and personal sunscreen protection and maintenance supplies) and the safe and civilized construction including cleaning camp’s dormitory area are the responsibility of Party B.

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